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                                                                    EXHIBIT 10.1


                                    AGREEMENT

         THIS AGREEMENT is dated this 29th day of November, 2001, by and between Advanced Viral Research Corp., a Delaware corporation ("AVR"), and William Bregman, an individual residing at 939 West 47th Court, Miami Beach, Florida 33140 ("Bregman").

                                    RECITALS

         WHEREAS, Bregman has served as Secretary, Treasurer and a member of the Board of Directors of AVR since 1984, and as an officer and a member of the Board of Directors of AVR's substantially-owned subsidiary, Advance Viral Research, Ltd., a Bahamian corporation (the "Subsidiary"; AVR and the Subsidiary are sometimes hereinafter referred to collectively as the "Corporation") since 1984; and

         WHEREAS, for sound business reasons and in the best interests of Bregman and the Corporation, upon the terms and subject to the conditions of this Agreement, Bregman, among other things, shall resign from his positions as Secretary, Treasurer and a member of the Board of Directors of AVR and as an officer and a member of the Board of Directors of the Subsidiary.

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1. RESIGNATION.

         (a) Immediately following the execution of this Agreement, but after first having taken the actions set forth in Section 1(c) below, Bregman shall resign from all offices of AVR and the Subsidiary, including, without limitation, as Secretary and Treasurer of AVR, and Bregman shall resign as a member of the Board of Directors of each of AVR and the Subsidiary.

         (b) In consideration for Bregman's resignation from all offices of AVR and the Subsidiary and his resignation as a member of the Board of Directors of AVR and the Subsidiary, AVR shall pay to Bregman, concurrently with the foregoing resignations, in cash, ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) in one lump sum. Bregman acknowledges that AVR's payment to him of the $150,000 contemplated in this Section 1(b) constitutes payment in full for all severance, compensation and other remuneration and amounts accrued or owing by the Corporation to Bregman, whether for services performed by Bregman on behalf of the Corporation or otherwise, and the Corporation, from and after the execution of this Agreement and its payment to Bregman of the $150,000 contemplated above, shall have no monetary or other obligation or liability to Bregman except as otherwise set forth in this Agreement.

         (c) Bregman and the Corporation acknowledge that as express conditions to the execution of this Agreement, Bregman, prior to the execution of this Agreement, in his capacity
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as a member of the Board of Directors of AVR, voted (or took written action in lieu thereof) in favor of (i) increasing the size of AVR's Board of Directors from four members to eight members and (ii) filling the four newly created vacancies on AVR's Board of Directors with James F. Dicke II, Christopher Forbes, David Seligman and Eli Wilner.

         (d) Concurrently with Bregman's resignation as an officer and a member of the Board of Directors of AVR and the Subsidiary, AVR shall cancel all company credit cards issued to Bregman and otherwise terminate all company-related perquisites previously afforded to Bregman, including coverage under the Corporation's medical insurance plans.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) RIGHT TO APPOINT DIRECTOR. The Corporation hereby grants Bregman, along with Bernard Friedland ("Friedland"), the combined right for a period of two years from the date hereof to appoint one additional member to the Board of Directors of AVR (the "Bregman/Friedland Designee"), so long as both Bregman and Friedland own Shares of AVR. The identity of the Bregman/Friedland Designee shall be reasonably acceptable to the Corporation. The Bregman/Friedland Designee, if appointed, shall serve on AVR's Board of Directors until his successor shall be duly elected and shall qualify. Bregman acknowledges that notwithstanding the foregoing or any contrary provision contained in AVR's charter or by-laws or set forth in the Delaware General Corporation Law, the Bregman/Friedland Designee may be removed as a member of the Board of Directors of AVR, with or without cause, by the affirmative vote of the members of AVR's then Board of Directors at any time following the date which is the earlier to occur of: (i) two years from the date hereof or (ii) the complete divestiture of both Bregman's and Friedland's ownership in AVR. The Bregman/Friedland Designee shall be the same person referenced as the Bregman/Friedland Designee in that certain Agreement of even date herewith concurrently being entered into between the Corporation and Bernard Friedland.

         (b) ADVANCE VIRAL RESEARCH, LTD. As soon as practicable following the execution of this Agreement, Bregman shall resign as a Trustee of the Bahamian Trust (the "Trust") and, in connection therewith, in accordance with the terms of the Trust and applicable law, cooperate with the Corporation in designating a substitute Trustee of the Trust. The matters contemplated in this Section 2(b) shall be completed in compliance with Bahamian and all other applicable laws. Bregman represents and warrants to the Corporation that other than his interest as Trustee of the Trust and as a stockholder of AVR, Bregman has no equity or other ownership or control interest, direct or indirect, in the Trust or in the Subsidiary. Bregman further represents and warrants that, to the best of his knowledge, the Subsidiary owns (i) any export license required for the Subsidiary to legally export any of the Corporation's products out of the Bahamas and (ii) the manufacturing facility from which the Subsidiary conducts its operations in the Bahamas.

         (c) VOTING AGREEMENTS TERMINATED. Except as provided in this Agreement, all agreements regarding the voting or disposition of shares of common stock of AVR, par value $.00001 per share (the "Common Stock"), held by Bregman, including, without limitation, the agreement to nominate Shalom Hirschman, M.D. ("Hirschman") for election to the Corporation's Board of Directors, are hereby terminated. Without limiting the foregoing, concurrently therewith, the provision set forth in the Employment Agreement between AVR and Hirschman

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prohibiting Hirschman from voting any shares of Common Stock owned by him in any manner adverse to Bregman shall also be terminated.

         (d) PRODUCT R. Provided that the Corporation is then permitted in accordance with applicable United States Food and Drug Administration ("FDA") and other relevant statutes, laws and regulations to dispense and dispose of Product R, the Corporation shall provide Bregman, for his own personal or family use in accordance with then FDA policy, with 500 ampules of Product R annually, such distribution to commence on the date hereof and to continue on each anniversary of the date hereof until Bregman's death.

         (e) INDEMNIFICATION BY THE CORPORATION. To the fullest extent permitted by Section 145 of the Delaware General Corporation Law (or any successor provision) and AVR's charter and by-laws, the Corporation shall promptly indemnify Bregman for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by Bregman in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by Bregman of services for the Corporation, including as a director, officer or employee of the Corporation.

         Promptly after receipt by Bregman of notice of the assertion of a claim against him for actions related to such services, Bregman will give AVR written notice of the assertion of such claim. If any claim is brought against Bregman by means of a proceeding and Bregman gives written notice to AVR of the commencement of such proceeding, AVR will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) AVR is also a party to such proceeding and Bregman determines in good faith that joint representation would be inappropriate or (ii) AVR fails to provide reasonable assurance to Bregman of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to Bregman. After written notice from AVR to Bregman of its election to assume the defense of such proceeding, AVR will not, as long as it diligently conducts such defense, be liable to Bregman under this indemnification for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by Bregman in connection with the defense of such proceeding, other than reasonable costs of investigation. If AVR assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this indemnification that the claims made in that proceeding are within the scope of and subject to indemnification; and (ii) no compromise or settlement of such claims may be effected by AVR without Bregman's consent, which consent Bregman shall not unreasonably withhold. If written notice is given to AVR of the commencement of any proceeding and AVR does not, within ten days after Bregman's written notice is given, give written notice to Bregman of its election to assume the defense of such proceeding, the Corporation will be bound by any determination made in such proceeding or any compromise or settlement effected by Bregman.

         (f) CONTINUATION OF DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. For a period of six continuous years from the date hereof, the Corporation shall cause Bregman to continue to be insured under a directors' and officers' liability insurance policy covering the same circumstances and events covered under the directors' and officers' liability insurance policy maintained by the Corporation on the date hereof (to the extent such circumstances and events may

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then legally be insured against), which policy shall provide for up to $5 million of insurance coverage.

         (g) INTELLECTUAL PROPERTY. Bregman represents and warrants that he does not own, directly or indirectly, any patents, trademarks, trade names, service marks, trade secrets, designs, manufacturing information, know-how, copyrights, inventions, rights in internet websites or domain names, or any registrations, applications or other rights to any of the foregoing, or any other proprietary rights or information relating to the Corporation, Reticulose or Product R (collectively, the "Intellectual Property"). Bregman further represents and warrants that Bregman has previously transferred and assigned to the Corporation all of his right, title and interest in and to any and all such Intellectual Property. Notwithstanding the foregoing, to the extent that Bregman has inadvertently failed to transfer and assign to the Corporation any such Intellectual Property, Bregman, in consideration, among other things, for the sum being paid to him under this Agreement, hereby irrevocably transfers and assigns to the Corporation all of Bregman's right, title and interest in and to such Intellectual Property.

         (h) PROXY FOR VOTING OF COMMON STOCK. With respect to (i) the election of directors of the Corporation and (ii) compensation packages for directors of the Corporation, including any stock option plans for directors, Bregman, by this Agreement, does hereby constitute and appoint AVR, or any nominee thereof, with full power of substitution, during the period commencing on the date hereof until the Expiration Date (as defined below) as his true and lawful attorney and proxy for and in his name, place and stead, to vote all the shares of Common Stock of AVR Bregman beneficially owns, directly or indirectly (the "Shares"), at the time of such vote, at any annual, special or adjourned meeting of the stockholders of the Corporation (and this appointment will include the right to sign on his behalf (as a stockholder) any consent, certificate or other document relating to AVR that laws of the State of Delaware may require or permit). Bregman acknowledges that this proxy shall be irrevocable until the Expiration Date and is coupled with an interest sufficient at law to support an irrevocable proxy and is being given to AVR as an inducement to enter into this Agreement.

         For shares of Common Stock of the Corporation as to which Bregman is the beneficial but not the record owner, Bregman, immediately following the execution of this Agreement, shall use all commercial efforts to cause any record owner of such shares to grant to AVR an irrevocable proxy identical to the irrevocable proxy being granted by Bregman to AVR hereunder. For purposes of this section, "Expiration Date" shall mean the earlier to occur of (i) two years from the date hereof or (ii) as to those Shares sold, the date of the sale of such Shares by Bregman to one or more unrelated third parties in a bona fide sale after Bregman shall have first complied with AVR's right of first refusal set forth in Section 4 hereof.

         (i) BOOKS AND RECORDS. Bregman represents and warrants that he has caused to be delivered to the Corporation's Yonkers, New York offices (the "New York Offices"), prior to the date hereof, all material books and records, in any form or media, of the Corporation relating in a meaningful way to the business and affairs of the Corporation that, to the best of Bregman's knowledge, were located in the Corporation's Florida offices or that were otherwise under Bregman's direct or indirect control (collectively, the "Books and Records"). Included in the Books and Records is information relating to all banking and checking accounts maintained by the Corporation in Florida and the contents of all safe deposit boxes and other vaults maintained or utilized by the

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Corporation in Florida, including, without limitation, the contents of the safe deposit box maintained by the Corporation in Sarasota, Florida. Bregman further represents and warrants that included in the Books and Records are originals (or copies), to the best of his knowledge, of all stock option and warrant records relating to the Corporation and all material written agreements (and written summaries of all material oral agreements) between the Corporation and any of A.V.R. Canada Inc., Plata Partners Limited Partnership, D.C.T. SRL, CURE Inc., AVIX Inc., Commonwealth Pharmaceuticals and any other similar distributor.

         (j) MISCELLANEOUS OTHER AGREEMENTS. Bregman represents and warrants, to the best of his knowledge, that (i) the Corporation is not indebted to, nor have any amounts accrued from the Corporation for the benefit of, Judge Jethro Miller (other than in the ordinary course of business consistent with past practice) and (ii) no employment agreement exists between the Corporation and any worker at the Corporation's Bahamian manufacturing facility other than Mr. Malcolm Santer.

         (k) FLORIDA LEASE. Bregman represents and warrants, to the best of his knowledge, that (i) the lease for the Corporation's Florida offices expires in December 2001, (ii) that such lease has not been renewed by the Corporation and cannot be renewed unilaterally without the Corporation's consent, (iii) all amounts accrued or otherwise currently due under such lease have been paid to date and (iv) the December 2001 rent payment under such lease (which is the final rent payment due under such lease) does not exceed $5,000.

         (l) ASSIGNMENT OF LIFE INSURANCE. Bregman covenants that following his execution of this Agreement, Bregman will reasonably assist the Corporation in effecting Bregman's assignment to the Corporation of Bregman's 20% beneficiary interest in the life insurance policy currently maintained by the Corporation covering Bregman's life.

         (m) FURTHER ASSISTANCE. Following the execution of this Agreement, each of Bregman and the Corporation, from time to time at the other's request, and without further consideration, shall execute and deliver to the other such documents and instruments and take such other action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

3. RESTRICTION AGAINST TRANSFER.

         Except with respect to a Permitted Transfer (as defined below), Bregman agrees that he will not transfer, assign, hypothecate, or in any way alienate any of his Shares, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, unless in a transfer that meets the requirements of this Agreement. Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual, shall not operate to transfer any interest or title in the purported transferee, and shall give the Corporation a right to purchase such Shares in the manner and on the terms and conditions provided for herein. For purposes hereof, a "Permitted Transfer" means a transfer, sale, assignment or other disposition, with or without consideration, of the Shares to any spouse, member of Bregman's family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of Bregman's spouse, or members of Bregman's family, or to a trust, the primary beneficiary of which is Bregman or a member of Bregman's family. Notwithstanding the

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foregoing, no Permitted Transfer shall be valid or effective unless and until the transferee of the Shares in question agrees in writing with the Corporation to be bound by the provisions of Sections 2(h), 3, 4 and 5 hereof. Further, and notwithstanding anything to the contrary set forth herein, the parties agree that Bregman may freely transfer, sell or otherwise dispose of an aggregate of 250,000 Shares outside of, and without giving effect to, the restrictions on transfer and other provisions set forth in Sections 2(h), 3 and 4 of this Agreement.

4. RIGHT OF FIRST REFUSAL.

         (a) "OFF THE MARKET" TRANSACTION. In the event Bregman receives a bona fide offer (whether or not such offer is derived from Bregman's solicitation) for the purchase of all or a portion of his Shares (or any rights or interests therein) in a privately negotiated "off the market" transaction, Bregman shall give written notice of such offer to the Corporation in the manner and at the address set forth in Section 7(i) hereof. The notice must set forth the name of the proposed transferee, the number of Shares to be transferred, the price per Share, and all other terms and conditions of the proposed transfer (no non-cash consideration may comprise a portion of the offer). On receipt of the notice with respect to such offer, the Corporation shall have the exclusive right and option, exercisable at any time for two business days from the time of the Corporation's receipt of said notice, to purchase the Shares of the Corporation covered by the offer in question (the "Offered Shares") at the same price and on the same terms and conditions of the offer as set out in such notice. The Corporation's right to purchase Shares as provided in this Section 4(a) shall expire 12 months from the date hereof.

         (b) "ON THE MARKET" TRANSACTION. In the event Bregman receives a bona fide offer (whether or not such offer is derived from Bregman's solicitation) for the purchase of Shares which, when combined with all other Shares sold by Bregman in the prior three (3) months, exceeds the greater of: (i) 1% of the outstanding shares of common stock of the Corporation, or (ii) the average weekly trading volume of the Common Stock over the immediately preceding four weeks, in a transaction which is executed as an "on the market" transaction, Bregman shall give written notice of such offer to the Corporation in the manner and at the address set forth in Section 7(i) hereof. The notice must set forth the number of Shares to be transferred, the price per Share, and all other terms and conditions of the proposed transfer (no non-cash consideration may comprise a portion of the offer). On receipt of the notice with respect to such offer, the Corporation shall have the exclusive right and option, exercisable at any time for two business days from the time of the Corporation's receipt of said notice, to purchase that number of Offered Shares, at the same price and on the same terms and conditions of the offer as set out in such notice. The Corporation's right to purchase Shares as provided in this Section 4(b) shall expire six (6) months from the date hereof.

         (c) EXERCISE OF RIGHTS. If the Corporation elects to exercise its rights set forth in Sections 4(a) or (b) above, the Corporation shall (i) give written notification to this effect to Bregman, (ii) deposit the required purchase price in an escrow account (with a mutually acceptable escrow agent) within one business day from the time of the Corporation's receipt of said notice, and (iii) consummate the sale and purchase within two business days thereafter. If the Corporation does not elect to exercise its rights to purchase any or all of the Offered Shares, Bregman shall have the right, for the five business day period following the expiration of the Corporation's right of first refusal exercise period, to transfer all of the Offered Shares free and clear of

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any restrictions against transfer that might otherwise have been created by this
Agreement. If Bregman does not transfer all of the Offered Shares in strict compliance with this Section 4(c), any other disposition of Shares by Bregman must be made pursuant to a new bona fide offer and subject to the timing and other provisions of this Section 4.

         (d) CERTIFICATE TO BE HELD IN ESCROW. Whenever the Corporation purchases Shares pursuant to this Agreement, such Shares shall be held in escrow by a mutually acceptable escrow agent, until full payment for said Shares shall have been made to Bregman, at which time said Shares shall be transferred to the Corporation by the escrow agent. Subject to the terms of this Agreement, if the Corporation defaults in the payment of the purchase price for the Shares purchased pursuant to this Agreement, Bregman may elect to rescind such purchase. In the event of a rescission, the Shares held in escrow shall be returned to Bregman, and all monies paid by the Corporation on account of the purchase price shall be retained by Bregman as liquidated damages.

5. NONDISCLOSURE OF CONFIDENTIAL INFORMATION AND NO DISPARAGEMENT.

         (a) CONFIDENTIAL INFORMATION. Bregman agrees that he will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any Confidential Information of the Corporation, as defined below. Bregman understands that Confidential Information means (i) information, including, but not limited to, technical or nontechnical data, formulae, pattern, compilation, program, device, method, technique, drawing, process, financial data or list of actual or potential customers or suppliers, that is sufficiently secret to derive economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use, and (ii) any other information regarding the Corporation which has not been disseminated to the public through a press release of the Corporation or included in one of the Corporation's regulatory filings with the Securities and Exchange Commission.

         Without limiting the generality of the foregoing nondisclosure provisions, Bregman specifically agrees that such nondisclosure provisions apply to customer lists, formulae, names and addresses of suppliers and distributors, business procedures and practices, and any other information concerning the business of the Corporation which is or may from time to time be designated as confidential by an authorized representative of the Corporation.

         (b) MATERIALITY. Bregman further agrees that the matters in this
Section 5 are important, material and confidential, and gravely affect the effective and successful conduct of the business of Corporation and its goodwill, and that any breach of the terms of this Section 5 is a material breach of this Agreement and will subject Bregman to court orders as to affirmative acts necessary to protect any Confidential Information and to damages on account of losses actually incurred by the Corporation.

         (c) BINDING NATURE. Bregman further agrees that his promise not to disclose any Confidential Information of the Corporation will be binding upon him both during the period that this Agreement is in effect and at all times thereafter, excepting any disclosure expressly authorized in writing by the Corporation.

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         (d) REMEDIES. In the event that Bregman fails to comply with, or threatens not to comply with, any provision of this Section, the Corporation shall be entitled to an injunction requiring such affirmative acts from Bregman as may be necessary to enforce such paragraph, and further restraining Bregman from disclosing or exploiting, in whole or in part, any Confidential Information of the Corporation, or from rendering any services to any person, firm, corporation, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or by whom it has been exploited or is threatened to be disclosed or exploited. Nothing herein shall be construed as prohibiting the Corporation's pursuit of other remedies for such noncompliance or threatened noncompliance, including the recovery of damages from Bregman.

         (e) PROPERTY OF THE CORPORATION. All notes, records, drawings, documents or writings made or compiled by Bregman or made available to Bregman while employed by the Corporation concerning any Confidential Information shall be the property of the Corporation, and shall be delivered to the Corporation on the date hereof (if not previously delivered to the Corporation).

         (f) AGREEMENT NOT TO DISPARAGE. From and after the date hereof, each of Bregman and the Corporation agrees that he and it shall not say, write or communicate in any manner to any person or entity anything derogatory about the other, regardless of the truth or falsity of the information nor shall either take any action which could reasonably result in the other suffering any economic harm; provided, that nothing herein is intended to or shall limit the Corporation's or Bregman's ability to comply with applicable laws, rules or regulations.

6. NONCOMPETE.

         (a) For a period of three (3) years commencing on the date hereof, Bregman shall not at any time or place or to any extent whatsoever, either directly or indirectly, without the express prior written consent of the Corporation, engage in any business, calling, or enterprise which is or may be competitive with or adverse to the business or affairs of the Corporation, whether alone, as a partner, or as an officer, director, employee, or shareholder of any other corporation, or as a trustee, fiduciary, or other representative, except under and pursuant to this Agreement. For purposes of this Agreement, the parties agree that the business or affairs of the Corporation means the development, production, distribution or other commercialization of any pharmaceutical product which is a derivative of a peptide nucleic acid formulation. Notwithstanding the foregoing, the parties acknowledge that nothing contained herein shall prohibit Bregman from acquiring equity securities of a publicly held entity engaged in activities which are similar to, or competitive with, the business or affairs of the Corporation which in the aggregate do not exceed 5% of the issued and outstanding equity securities of such publicly held entity.

         (b) Without limiting the generality of the foregoing, Bregman will not, without the Corporation's prior written approval, directly or indirectly, for Bregman's own account, or as an agent or employee of another person, partnership or corporation, canvass, solicit or accept business from any client or customer or former client of the Corporation, or in any business then engaged in by the Corporation. For such period, Bregman will not accept business or employment for the account of Bregman or others without the prior written consent of the

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Corporation, which consent shall not be unreasonably withheld if Bregman agrees in writing to restrict such activities so as not to compete with the Corporation, for example, by limiting Bregman's activities to a single corporation which had not been an actual or prospective client or customer of the Corporation and does not compete with the Corporation.

         (c) Bregman further agrees that, during the term set forth in Section 6(a) hereof, Bregman will not employ, engage or contract for services any individual employed by the Corporation or under contract with the Corporation as an independent contractor, representative or distributor of the Corporation during the term of this Agreement without the prior written consent of the Corporation.

         (d) Bregman consents and agrees that if Bregman violates any of the provisions of the preceding subparagraphs of this Section, the Corporation shall, in addition to any other remedies it has at law and in equity, be entitled to an injunction to be issued by a court or arbitrator of competent jurisdiction, said injunction to restrain Bregman from committing or continuing any violation of such provisions. In the event that a court or arbitrator of competent jurisdiction determines that any covenant contained herein is too broad in scope or duration, it is the desire of both Bregman and the Corporation to have such covenant enforced to the maximum extent permitted by law.

7. MISCELLANEOUS.

         (a) This Agreement represents the entire agreement between the parties with respect to all matters expressed or referred to herein; all prior representations, promises or statements between the parties regarding such matters shall hereby merge with this Agreement.

         (b) No amendments of or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         (c) This Agreement and all of its provisions shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Delaware. Each of the parties irrevocably and unconditionally submits, for himself and itself and his and its property, to the exclusive jurisdiction of any Florida court sitting in the County of Miami-Dade or any Federal court of the United States sitting in the Southern District of Florida in any suit, action or proceeding arising out of or relating to this Agreement.

         (d) The principal headings used in this Agreement are included solely for the convenience of the parties and shall not affect, or be used in connection with, the interpretation of this Agreement.

         (e) The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provisions of this Agreement.

         (f) The parties hereto shall not assign any of their rights under this Agreement, or delegate the performance of any of their duties hereunder, without the prior written consent of the other party.

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         (g) This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, personal representatives, successors and assigns, and other legal representatives.

         (h) In the event that performance by either the Corporation or Bregman of any obligations or undertakings hereunder shall be interrupted or delayed by any occurrence not occasioned by the conduct of such party, whether such occurrence be an act of God or an act of the common enemy or the result of war, riot, civil commotion, sovereign conduct, or the act or conduct of any person or persons not party or privy hereto, then the party concerned shall be excused from such performance for such period of time as is reasonably necessary after such occurrence to remedy the effects thereof.

         (i) All notices required, permitted or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, or by facsimile, to the parties at the following addresses, or to such other addresses as either party may designate in writing to the other:

         If to the Corporation:       Advanced Viral Research Corp.
                                      200 Corporate Boulevard South
                                      Yonkers, New York 10701
                                      Attn:  President
                                      Facsimile: 914-376-9368

         If to Bregman:               William Bregman
                                      939 West 47th Court
                                      Miami Beach, Florida  33140

         (j) Unless otherwise required by law, any press release concerning the transactions contemplated by this Agreement will be subject to the review and approval of Bregman, which approval Bregman shall not unreasonably withhold.

         (k) If any term, condition, or provision of this Agreement shall be declared invalid or unenforceable, the remainder of the Agreement, other than such term, condition, or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent provided by law.

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

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals all as of the day and year first above written.

                                    ADVANCED VIRAL RESEARCH CORP.



                                    By:  /s/ Shalom Z. Hirschman, M.D.
                                         -----------------------------
                                    Shalom Z. Hirschman, M.D., President



                                    /s/ William Bregman
                                    -----------------------
                                    William Bregman



                                    For purposes of Section 2(c) only:



                                    /s/ Shalom Z. Hirschman, M.D.
                                    -----------------------------
                                    Shalom Z. Hirschman, M.D.



                                       11